Exhibit 24

POWER OF ATTORNEY

FOR EXECUTING FORMS 3, FORMS 4 AND FORMS 5,

FORM 144 AND SCHEDULE 13D AND SCHEDULE 13G

By this POWER OF ATTORNEY made on 9 March 2026, the undersigned, Andy S. Lew, hereby constitutes and appoints Michael Levitt, Aashim Usgaonkar, Dijia Chen, Larissa Baker, William Buchanan, Grace Taylor, and the Company's Chief Risk Officer or Company Secretary, with full power of substitution, as the undersigned’s true and lawful attorneys-in-fact, with the power for each to act individually (severally), to:

1.	Execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Lanvin Group Holdings Limited (the "Company"), any (a) Form 3, Form 4 and Form 5 (including amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder, (b) Form 144 (including amendments thereto), in accordance with Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), and the rules thereunder, and (c) Schedule 13D and Schedule 13G (including amendments thereto) in accordance with Sections 13(d) and 13(g) of the Exchange Act, but only to the extent each form or schedule relates to the undersigned’s beneficial ownership of securities of the Company or any of its subsidiaries;

2.	Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any Form 3, Form 4, Form 5, Form 144, Schedule 13D or Schedule 13G (including amendments thereto) and timely file the forms or schedules with the SEC and any stock exchange or quotation system, self-regulatory association or any other authority, and provide a copy as required by law or advisable to such persons as the attorney-in-fact deems appropriate; and

3.	Take any other action in connection with the foregoing that, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in the form and shall contain the terms and conditions as the attorney-in-fact may approve in the attorney-in-fact’s discretion.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform all and every act requisite, necessary or proper to be done in the exercise of any of the rights and powers granted herein, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers granted herein. The undersigned acknowledges that the attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming (nor is the Company assuming) any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act or Rule 144 of the Securities Act.

The undersigned agrees that the attorney-in-fact may rely entirely on information furnished orally or in writing by or at the direction of the undersigned to the attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and the attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by or at the direction of the undersigned, or upon the lack of timeliness in the delivery of information by or at the direction of the undersigned, to the attorney-in-fact for purposes of executing, acknowledging, delivering or filing a Form 3, Form 4, Form 5, Form 144, Schedule 13D or Schedule 13G (including amendments thereto) with respect to the undersigned’s holdings of and transactions in securities issued by the Company and agrees to reimburse the Company and the attorney-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, Form 4, Form 5, Form 144, Schedule 13D and Schedule 13G (including amendments thereto) with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact. The authority of any attorney-in-fact shall automatically cease upon their departure from employment with the Company or any member of its group. Such cessation shall not invalidate any act performed by them prior to their departure, nor shall it affect the authority of the remaining attorneys-in-fact. This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

This Power of Attorney and any non-contractual obligations arising out of or in connection with it shall be governed by, and interpreted in accordance with, Hong Kong law.

The Hong Kong courts shall have exclusive jurisdiction in relation to all disputes (including claims for set-off and counterclaim) arising out of or in connection with: (i) the creation, validity, effect, interpretation, performance or non-performance of, or the legal relationships established by, this Power of Attorney; and (ii) any non-contractual obligations arising out of or in connection with this Power of Attorney. For such purposes each party irrevocably submits to the jurisdiction of the Hong Kong courts and waives any objection to the exercise of that jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF this Power of Attorney has been duly executed as a DEED and delivered on the date stated at the beginning of it.

SIGNED as a DEED by	)
Andy S. Lew in	)
the presence of the specified witness	)	Signed:	/s/ Andy S. Lew

Witness - Signed:	/s/ Simona Delli Gatti

I confirm that the above named signatory has executed this document in my presence

Print name: Simona Delli Gatti

Address: Via Pontaccio 13
Milano - Italy